Exhibit 99.1

Contact Information:

Scott C. McDonald	Karin Reak
President & Chief Executive Officer	Director of Marketing
Tel 408-852-8009	Tel 408-852-8034
Fax 408-852-8109	Fax 408-852-8134
smcdonald@castelle.com	kreak@castelle.com

FOR IMMEDIATE RELEASE	JULY 28, 2006

Castelle Reports Financial Results for Second Quarter and
First Half of Fiscal Year 2006

MORGAN HILL, CA – July 28, 2006 – Castelle® (Nasdaq: CSTL), a leader in ‘all-in-one’ network fax solutions for the business and enterprise markets, today announced financial results for the Company’s second quarter and six months ended June 30, 2006.

Revenues for the second quarter of 2006 totaled $2.41 million, down 15% from $2.85 million in the second quarter of 2005. The Company attributed this drop in revenues - which followed a 15% year-over-year increase in revenues in its first quarter - largely to inventory-driven volatility in orders for Castelle products at the distributor level. For the first six months of 2006, revenues totaled $5.40 million, less than 1% below $5.44 million in the first six months of 2005.

The net loss for the second quarter of 2006 was $34,000, or ($0.01) per fully diluted share, compared to net income of $316,000, or $0.07 per fully diluted share, in the second quarter of 2005. For the first six months of 2006, net income was $172,000, or $0.04 per fully diluted share, compared to $451,000, or $0.10 per fully diluted share, in the first six months of 2005.

The Company also released non-GAAP pro forma results excluding certain share-based (non-cash) payment expenses incurred due to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, (“SFAS No. 123R”) effective January 1, 2006 (see “Use of Pro Forma Operating Results” below). Excluding the impact of non-cash share-based payment expenses, results showed net income of $49,000, or $0.01 per fully diluted share, and $337,000, or $0.08 per fully diluted share for the three and six months ended June 30, 2006, respectively. No comparable expenses were incurred in the first six months of 2005.

Castelle’s balance sheet remained strong. As of June 30, 2006, cash and cash equivalents totaled $7.0 million, compared to $7.14 million as of March 31, 2006 and $6.77 million as of December 31, 2005. Castelle remains free of long-term debt.

“Market acceptance of our innovative “all-in-one” network fax servers have enabled us to deliver four consecutive years of annual top-line revenue growth,” said Scott McDonald, President and CEO of Castelle. “Demand for our products continues, as evidenced by solid sell through rates at our distribution partners, Ingram Micro and Tech Data. However, as experienced in our first two quarters of 2006, you may see occasional volatility due to fluctuations in distributor inventory levels. Based on our recent annual revenue trends, we believe we are on-track towards achieving our long-term growth strategies.”

Exhibit 99.1

Use of Pro Forma Operating Results

The Company’s GAAP results reflect the adoption of SFAS No. 123R effective January 1, 2006. On a non-GAAP basis, net income, excluding share-based payment expenses, was $49,000 for the second quarter of 2006, compared to reported net income of $316,000 in the second quarter of 2005. For the first six months of 2006, net income, excluding share-based payment expenses, was $337,000, as compared to reported net income of $451,000 for the same period in 2005. Prior to fiscal 2006, Castelle had not reported share-based payment in the determination of its GAAP operating results. Castelle discloses non-GAAP financial measures of net income and net income per share and believes that this non-GAAP information provides historical comparability of its operating results over multiple reporting periods due to the absence of share based payment expenses in comparative prior year periods. These non-GAAP financial measures should not be considered an alternative to earnings and earnings per share presented in conformity with U.S. GAAP. Further, these non-GAAP financial measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the Castelle statements of earnings to the non-GAAP information is provided in the tables attached to this press release.

If you would like to be added to Castelle’s investor email list, please contact Karin Reak at kreak@castelle.com.

About Castelle

Castelle (Nasdaq: CSTL), a market leader in ’all-in-one’ network fax solutions for business and enterprise, develops office automation systems that allow organizations to easily implement faxing over local area networks and the Internet. Castelle’s network fax servers, FaxPress™, FaxPress Premier™, and FaxPress Enterprise™ provide a simple way to integrate fax with email, desktop and back-end applications. Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, and online retailers. Visit Castelle online at www.castelle.com.

FaxPress™, FaxPress Premier™ and FaxPress Enterprise™ are trademarks of Castelle.

Forward-Looking Statements

This press release may contain forward-looking statements, including but not limited to references to revenue growth, long-term growth strategies, fluctuations in our distributors’ inventory levels and our ability to successfully expand our product offerings to penetrate new and current markets. These statements are subject to risks and uncertainties, including but not limited to the impact on our results from fluctuations in demand for our products, our ability to maintain and increase market share, the timely development, acceptance and pricing of our products, the impact on EPS from future non-cash tax provisions or benefits and general economic conditions as they affect our customers. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements as contained in our reports to the Securities and Exchange Commission, including our Forms 10-K and 10-Q. The Company assumes no obligation to update the forward-looking information.

Exhibit 99.1

CASTELLE
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
Products	$1,607	$2,116	$3,794	$4,009
Services	805	730	1,607	1,431

Total net revenues	2,412	2,846	5,401	5,440

Cost of revenues:
Products	643	674	1,434	1,216
Services	276	258	552	528

Total cost of revenues	919	932	1,986	1,744

Gross profit	1,493	1,914	3,415	3,696

Operating expenses:
Research and development	431	418	916	857
Sales and marketing	719	618	1,393	1,216
General and administrative	439	582	1,055	1,217

Total operating expenses	1,589	1,618	3,364	3,290

Operating income/(loss)	(96)	296	51	406

Other income, net	62	20	121	45

Net income/(loss)	$(34)	$316	$172	$451

Net income/(loss) per common share :
Basic	$(0.01)	$0.08	$0.04	$0.12

Diluted	$(0.01)	$0.07	$0.04	$0.10

Shares used in per share calculation:
Basic	4,023	3,871	4,012	3,843

Diluted	4,023	4,460	4,477	4,463

Exhibit 99.1

CASTELLE
Pro Forma Condensed Consolidated Statements of Operations
Excluding 123R Share Based Payment Expenses
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
Products	$1,607	$2,116	$3,794	$4,009
Services	805	730	1,607	1,431

Total net revenues	2,412	2,846	5,401	5,440

Cost of revenues
Products	643	674	1,434	1,216
Services	270	258	536	528

Total cost of revenues	913	932	1,970	1,744

Gross profit	1,499	1,914	3,431	3,696

Operating expenses:
Research and development	403	418	858	857
Sales and marketing	711	618	1,376	1,216
General and administrative	398	582	981	1,217

Total operating expenses	1,512	1,618	3,215	3,290

Operating income/(loss)	(13)	296	216	406

Other income, net	62	20	121	45

Net income	$49	$316	$337	$451

Net income per common share :
Basic	$0.01	$0.08	$0.08	$0.12

Diluted	$0.01	$0.07	$0.08	$0.10

Shares used in per share calculation:
Basic	4,023	3,871	4,012	3,843

Diluted	4,462	4,460	4,477	4,463

Exhibit 99.1

CASTELLE
GAAP To Pro Forma Reconciliation of Statements of Operations
Excluding 123R Share Based Payment Expenses
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2006			June 30, 2006

	GAAP	Share based payment expenses	Pro forma	GAAP	Share based payment expenses	Pro forma

Revenues:
Products	$1,607	$—	$1,607	$3,794	$—	$3,794
Services	805	—	805	1,607	—	1,607

Total net revenues	2,412	—	2,412	5,401	—	5,401

Cost of revenues:
Products	643	—	643	1,434	—	1,434
Services	276	(6)	270	552	(16)	536

Cost of revenues	919	(6)	913	1,986	(16)	1,970

Gross profit	1,493	6	1,499	3,415	16	3,431

Operating expenses:
Research and development	431	(28)	403	916	(58)	858
Sales and marketing	719	(8)	711	1,393	(17)	1,376
General and administrative	439	(41)	398	1,055	(74)	981

Total operating expenses	1,589	(77)	1,512	3,364	(149)	3,215

Operating income/(loss)	(96)	83	(13)	51	165	216

Other income, net	62	—	62	121	—	121

Net income/(loss)	$(34)	$83	$49	$172	$165	$337

Net income/(loss) per common share:
Basic	$(0.01)	$0.02	$0.01	$0.04	$0.04	$0.08

Diluted	$(0.01)	$0.02	$0.01	$0.04	$0.04	$0.08

Shares used in per share calculation:
Basic	4,023		4,023	4,012		4,012

Diluted	4,023		4,462	4,477		4,477

Exhibit 99.1

CASTELLE
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	June 30, 2006	December 31, 2005

Assets:
Current Assets:
Cash and cash equivalents	$7,002	$6,766
Accounts Receivable, net	1,008	1,137
Inventories	1,219	1,156
Prepaid Expenses and other current assets	160	135
Deferred Taxes	212	212

Total current assets	9,601	9,406

Property and equipment, net	255	200
Other assets	130	140
Deferred taxes	928	928

Total assets	$10,914	$10,674

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$6	$14
Accounts payable	252	286
Accrued liabilities	545	824
Deferred revenue	1,669	1,498

Total current liabilities	2,472	2,622

Long-term debt	—	—

Total liabilities	2,472	2,622

Shareholders’ equity	8,442	8,052

Total liabilities and shareholders’ equity	$10,914	$10,674

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